UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  November 22, 2010 (November 17, 2010)

Keyser Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	333-159561	N/A
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 Sherwood Circle NW,
Calgary, Alberta T3R 1R3
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (403) 455-7185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements.” These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” “Keyser,” and the “Company” means Keyser Resources, Inc., unless otherwise indicated.

ITEM 5.01 Changes in Control of Registrant.

On November 17, 2010, Maurice Bidaux transferred 750,000 shares of the Common Stock, $0.001 par value per share, of the Company  (the “Common Stock”), to Alvaro Vollmers for cash consideration of $71,750, pursuant to a stock purchase agreement.  Mr. Vollmers used his personal funds for the purchase.  Also on November 17, 2010, Mr. Bidaux sold 2,250,000 shares of Common Stock to John G. Rhoden for cash consideration of $215,250, pursuant to a stock purchase agreement.  Mr. Rhoden used his personal funds for the purchase. The stock transfers by Mr. Bidaux to Mr. Vollmers and Mr. Rhoden are collectively referred to herein as the ‘Stock Transfers”.

Immediately prior to the Stock Transfers, Mr. Bidaux owned approximately 52% of the issued and outstanding shares of Common Stock. He was also the sole director and officer of Keyser.  Mr. Bidaux owned no shares of Common Stock after the Stock Transfers.  Immediately following the Stock Transfers, Mr. Rhoden owned approximately 39% of the issued and outstanding shares of Common Stock, and Mr. Vollmers owned approximately 13%. As disclosed in Item 5.02 below, Mr. Bidaux resigned as sole director and officer of Keyser, effective immediately prior to the Stock Transfers to Mr. Vollmers and Mr. Rhoden.

There are no arrangements or understandings among members of both the former and the new control groups and their respective associates with respect to election of directors or other matters. We are not aware of any arrangement that might result in a change in control in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2010,  Maurice Bidaux resigned from his positions as the sole member of the Board of Directors and from each office he held as an officer of Keyser, effective immediately prior to the Stock Transfers.  To the knowledge of the executive officers of Keyser, Mr. Bidaux’s resignation was not due to any disagreement with Keyser on any matter relating to its operations, policies or practices.

The stockholders owning at least a majority of the issued and outstanding shares of Common Stock of Keyser, acting by written consent in lieu of a special meeting to be effective immediately before the Stock Transfers, accepted Mr. Bidaux’s resignation and elected Alvaro Vollmers to serve as his replacement as the sole director of Keyser, effective on November 17, 2010. The Written Consent was signed by Mr. Bidaux, who owned approximately 52% of the shares of Common Stock before the Stock Transfers.  Mr. Vollmers subsequently appointed himself to serve as the President, Treasurer, and Secretary of Keyser, and removed any other officers of Keyser, effective as of November 17, 2010.

Since January 4, 2010, Mr. Vollmers has served as President, Secretary, Treasurer and the sole member of the Board of Directors of American Liberty Petroleum Corp., a Nevada corporation (“ALP”), which is currently traded on the OTCBB.  Mr. Vollmers has served as President and CEO of Bald Eagle Energy, Inc., a Nevada corporation, from April 2009, and as a member of its Board of Directors from April, 2008.  Mr. Vollmers holds a Master of Business Administration degree from the London Business School.  From August 2004 to July 2006, Mr. Vollmers worked as a project management consultant, project manager and project management supervisor at the Ministry of Economy and Finance for the Republic of Peru.  His tasks included the supervision of two project managers who were in charge of the financial and operation management of various multi-sector technical assistance projects.  These projects were partially financed by the World Bank, the Inter-American Development Bank and the Japan Social Development Fund.  From July 2006 to July 2007, Mr. Vollmers served as manager in charge of marine and aviation insurance at Pacifico Seguros.  Since July 2007, Mr. Vollmers has acted as an independent consultant for various businesses.

Mr. Vollmers is not participating in any employee compensation plans, nor is he currently drawing a salary or receiving any other payments for serving as an officer and director of Keyser.  However, Keyser anticipates that it may institute a mutually acceptable compensation package for Mr. Vollmers at some point in the future.

5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the stockholders owning at least a majority of the issued and outstanding shares of Common Stock of Keyser, acting by written consent in lieu of a special meeting, accepted Mr. Bidaux’s resignation as the sole director of Keyser, and elected Alvaro Vollmers to serve as his replacement , effective on November 17, 2010. The Written Consent was signed by Mr. Bidaux, who owned approximately 52% of the shares of Common Stock before the Stock Transfers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010	KEYSER RESOURCES, INC.

	By:	/s/ Alvaro Vollmers
President, Treasurer and Secretary